EXHIBIT 5.1

	ATTORNEYS AT LAW	Broomfield, CO
720 566-4000
	4401 Eastgate Mall	Palo Alto, CA
	San Diego, CA	650 843-5000
	92121-1909	Reston, VA
	Main 858 550-6000	703 456-8000
	Fax 858 550-6420	San Francisco, CA
415 693-2000
January 4, 2006	www.cooley.com	Washington, DC
202 842-7800
FREDERICK T. MUTO
(858) 550-6010
SGX Pharmaceuticals, Inc.	mutoft@cooley.com
10505 Roselle Street
San Diego, CA 92121
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by SGX Pharmaceuticals, Inc. (the “Company”) of a Registration Statement (No. 333-128059) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 4,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001, including 600,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option.
In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws and its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
Cooley Godward llp

By:	/s/ Frederick T. Muto
Frederick T. Muto